UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to §240.14a-12.

SYNEOS HEALTH, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following communications were made available by Syneos Health, Inc. on May 10, 2023:

Employee FAQ

1.	What was announced?

•

We recently announced that Syneos Health has entered into a definitive agreement to be acquired by a consortium of private investment firms composed of Elliott Investment Management, Patient Square Capital, and Veritas Capital in a transaction valued at approximately $7.1 billion.

•	Under the terms of the agreement, Syneos Health shareholders will receive $43.00 per share in cash.

•	This transaction further fuels our 2023 – 2025 Strategic Plan to become a leading fully integrated biopharmaceutical solutions organization.

•	New ownership is expected to provide significant value for our shareholders, help accelerate our investments and prioritized initiatives, and offer new opportunities for employees.

2.	Who are Elliott Investment Management, Patient Square Capital, and Veritas Capital?

•	This consortium brings a unique set of experiences and expertise to Syneos Health.

•	Their portfolios include companies in the healthcare, pharma services, CRO and technology-enabled solutions spaces.

•	They’ve created significant success with other businesses and share our purpose to change patients’ lives.

•	Importantly, they believe in our strategy – across clinical and commercial – our people and our long-term market opportunity.

•

They realize our potential and by leveraging their expertise, we believe that Syneos Health will be better positioned to deliver on our 2023 – 2025 Strategic Plan and customer commitment, differentiate our integrated solutions and ensure that our organization continues to attract talent and thrive.

3.	What does this mean for employees?

•	We believe that this transaction is a positive step forward for our Company and our transformation, and we expect it to benefit all Syneos Health stakeholder groups, including all of you.

•

With the support of this consortium, we believe Syneos Health will be better positioned to serve our customers, differentiate our integrated solutions and help our organization continue to attract talent and thrive.

•	While this is exciting news for our Company’s next chapter, this announcement is just the first step toward completing this transaction.

•	Until the transaction is completed, which we expect to occur in the second half of 2023, it remains business as usual for all of us at Syneos Health.

•	Our commitment to becoming the partner of choice to the biopharma industry remains the same and we are counting on you to remain focused on your day-to-day responsibilities.

4.	How will this announcement impact my day-to-day responsibilities?

•	It remains business as usual at Syneos Health.

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•

We encourage you to remain focused on your day-to-day responsibilities as we continue to execute our strategy — Committed to Customers Always, Insights to Outcomes, and transforming to our New Operating Model.

5.	What will this mean for employee compensation and benefits?

•	We’re continuing to operate in our normal course of business, and you should expect to see no change in your compensation and aggregate benefits as a result of this announcement.

•	Yes, we expect annual merit and salary planning to proceed as planned, in accordance with the Company’s 2023 approved budget.

6.	What will happen to the Syneos Health name and brand once the transaction is complete?

•	We expect to keep the Syneos Health name and brand, and for our Morrisville, NC-based headquarters to remain the same.

7.	Will there be any layoffs as a result of the transaction?

•	The consortium believes in our strategy and recognizes the strength of our team and your important role in our success.

•	They are as focused as we are on investing in and growing our business.

•	While we always evaluate opportunities to evolve the way we work and how we’re structured, that is not the focus of this transaction.

•	To the extent there are any changes, we will inform you, as appropriate.

8.	Will there be any leadership changes following completion of the transaction?

•	We do not expect changes to leadership at this time.

9.	What does this mean for our customers and partners?

•	While Syneos Health will become a private company after the completion of the transaction, it does not change our strategy or our Commitment to Customers, Always.

•	We are confident that, with the support of this consortium, Syneos Health will be better positioned to serve customers and an even stronger partner to our vendors/business partners.

•	As we progress toward the completion of the transaction, we will continue to support our customers and work with our vendors/business partners as usual.

10.	What happens to the stock that I own?

•	For those of you who purchased stock through the Employee Stock Purchase Program or otherwise, you will receive $43.00 in cash for each share you own at the time the transaction is completed.

11.	What happens to my equity grants?

•

Our Long Term Incentive Program is designed to retain staff and drive performance. The consortium believes in our people and are committed to fulfilling the current program. RSUs, PSUs and options that are vested as of the closing will be entitled to receive $43.00 per share, less the applicable exercise price (and subject to tax withholdings). Unvested RSUs and PSUs will be converted into a cash-based award based on $43.00 per share, and generally will vest and be paid in accordance with the award’s original vesting/payment schedule.

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12.	What should employees say if contacted by a third party about the transaction?

•	Consistent with Company policy, please refer all media inquiries to Gary Gatyas at gary.gatyas@syneoshealth.com and investor-related inquiries to Ronnie Speight at Investor.Relations@syneoshealth.com.

13.	When is the transaction expected to be completed? What are the next steps?

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Completion of the transaction is expected in the second half of 2023, subject to the approval of Syneos Health shareholders and the satisfaction of other customary closing conditions, including regulatory approvals.

14.	How will employees be updated on the transaction?

•	We will keep you informed as there are updates to share.

15.	Where can I find additional information? Who can I contact if I have any more questions?

•	If you have any additional questions, please contact your manager.

Additional Information and Where to Find it

This communication and the information contained herein shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any proxy, vote or approval. The proposed transaction will be submitted to the stockholders of Syneos Health for their consideration and approval. In connection with the proposed transaction, Syneos Health intends to file a preliminary proxy statement with the Securities and Exchange Commission (“SEC”). Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the stockholders of Syneos Health. Before making any voting decision, Syneos Health stockholders are urged to read the proxy statement in its entirety, when it becomes available, and any other documents to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement (including any amendments or supplements to these documents), if any, because they will contain important information about the proposed transaction and the parties to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by Syneos Health with the SEC.

Syneos Health investors and stockholders may obtain a free copy of the proxy statement and documents filed by Syneos Health with the SEC at the SEC’s website at www.sec.gov. In addition, Syneos Health investors and stockholders may obtain a free copy of Syneos Health’s filings with the SEC from Syneos Health’s website at investor.syneoshealth.com or by directing a request by mail to 1030 Sync Street, Morrisville, NC 27560 or telephone to (919) 876-9300.

Participants in the Solicitation

Syneos Health and its directors and executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Syneos Health in respect of the proposed transactions contemplated by the proxy statement. Information regarding Syneos Health’s directors and executive officers is contained in Syneos Health’s Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on May 1, 2023 (the “Form 10-K/A”), and in the proxy statement for Syneos Health’s 2022 annual meeting of stockholders on Schedule 14A, filed with the SEC on April 12, 2022. Additional information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Syneos Health in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement

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when it is filed with the SEC, free copies of which may be obtained as described in the preceding paragraph. To the extent holdings of Syneos Health’s securities by Syneos Health’s directors and executive officers change from the amounts set forth in the Syneos Health Form 10-K/A or in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

Any assumptions, views or opinions (including statements, projections, forecasts or other forward-looking statements) contained in this communication represent the assumptions, views or opinions of Syneos Health, unless otherwise indicated, as of the date indicated and are subject to change without notice. All information not separately sourced is from internal company data and estimates. Any data relating to past performance contained herein is no indication as to future performance. The information in this communication is not intended to predict actual results, and no assurances are given with respect thereto.

The information contained in this communication has not been independently verified, and no representation or warranty, express or implied, is made as to the fairness, accuracy, completeness or correctness of the information contained herein and no reliance should be placed on it. None of Syneos Health or any of its affiliates, advisers, affiliated persons or any other person accept any liability for any loss howsoever arising (in negligence or otherwise), directly or indirectly, from this communication or its contents or otherwise arising in connection with this communication. This shall not, however, restrict or exclude or limit any duty or liability to a person under any applicable law or regulation of any jurisdiction which may not lawfully be disclaimed (including in relation to fraudulent misrepresentation).

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction; any anticipated effects of the announcement, pendency or completion of the proposed transaction on the value of the Company’s Class A common stock; any leadership changes; Syneos Health’s future growth and financial results, business strategy, value provided to customers and patients, and competitive position; and any assumptions underlying any of the foregoing, are forward-looking statements. The Forward-looking statements are based on Syneos Health’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond its control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including the failure to close the proposed transaction by November 10, 2023; (ii) the failure to obtain approval of the proposed transaction by Syneos Health stockholders; (iii) the failure to obtain certain required regulatory approvals to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; (iv) any difficulties of Star Parent, Inc., an affiliated entity of Elliott Investment Management, Patient Square Capital and Veritas Capital, in financing the transaction as a result of uncertainty or adverse developments in the debt or equity capital markets or otherwise; (v) the effect of the announcement of the proposed transaction on the ability of Syneos Health to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses

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generally; (vi) the response of competitors to the proposed transaction; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (viii) the ability to meet expectations regarding the timing and completion of the proposed transaction; (ix) significant costs associated with the proposed transaction; (x) potential litigation relating to the proposed transaction; (xi) restrictions during the pendency of the proposed transaction that may impact Syneos Health’s ability to pursue certain business opportunities; and (xii) the risk factors set forth in Syneos Health’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as updated by Syneos Health’s other SEC filings, including its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, once available, copies of which are available free of charge on Syneos Health’s website at investor.syneoshealth.com. Syneos Health assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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